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                                                                    EXHIBIT 10.8


                      MASTERCARD INTERNATIONAL INCORPORATED

                            EXECUTIVE INCENTIVE PLAN

                                  PLAN DOCUMENT

               AS AMENDED AND RESTATED EFFECTIVE DECEMBER 12, 2001

1.    PURPOSE

      The Executive Incentive Plan (the "Plan") is designed to support the strategic commitment to attract, retain and motivate senior executives of MasterCard International Incorporated (the "Company") by providing a long-term incentive opportunity that is based on the Company's achievement of its quantitative and qualitative long-term performance goals.

2.    DEFINITIONS

      For purposes of this Plan, the following terms shall have the meanings set forth below:

      "Board" shall mean the Global Board of Directors.

      "Cause" shall mean (i) the willful failure by the Participant to substantially perform his duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company including, but not limited to, damage to its reputation or standing in its industry, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to a crime that constitutes a felony or (iv) the material breach by the Participant of any written covenant or agreement with the Company not to disclose any information pertaining to the Company.

      "Change in Control" means:

      (i) as long as the Company is a non-stock membership corporation, or any of its affiliates is a private share corporation, if (a) at any time three members have become entitled to cast at least 45 percent of the votes eligible to be cast by all the members of the Company (or all shareholders of such private share corporation) on any issue, (b) at any time, a plan or agreement is approved by the members or shareholders, as the case may be, to sell, transfer assign, lease or exchange substantially all of the Company's or such private share corporations' assets, or (c) at any time, a plan is approved by the members of the Company or shareholders of such private share corporation for the sale or liquidation of the Company or such private share corporation. The foregoing notwithstanding, a reorganization in which the members continue to have all of the ownership rights


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Executive Incentive Plan                                         Plan Document 1
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      in the continuing entity shall not in and of itself be deemed a "Change in
      Control" under (b) and/or (c), and a reorganization to convert the Company from a membership to a stock company or a transaction resulting in the integration of Europay and MasterCard shall not in and of itself constitute a "Change in Control";

      (ii) if the Company becomes a stock corporation, the approval by its stockholders of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock would be converted into cash, securities or other property, other than a merger in which the holders of stock immediately prior to the merger will have the same proportionate ownership interest (i.e., still own 100% of total) of common stock of the surviving corporation immediately after the merger, (b) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company, or (c) adoption of any plan or proposal for the liquidation or dissolution of the Company;

      (iii) any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or a subsidiary or employee benefit plan or trust maintained by the Company or any of its subsidiaries, becoming (together with its "affiliates" and "associates", as defined in Rule 12b-2 under the Exchange Act) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than twenty-five percent (25%) of the stock outstanding at the time, without the prior approval of the Board; or

      (iv) a majority of the voting directors proposed on a slate for election by members are rejected by a vote of such members.

      "Committee" shall mean a committee of the Board designated by the Board to administer the Plan. Unless the Board shall determine otherwise, the Committee shall be the Compensation Committee.

      "Determination Date" shall have the meaning set forth in Section 5.

      "Disability" shall mean total and permanent disability in accordance with the Company's long-term disability plan.

      "Participant" shall mean an eligible employee to whom a Performance Unit award has been granted.

      "Performance Levels" shall mean, with respect to the Performance Measures (on an aggregate basis), the following degrees of achievement: Below Threshold, Minimum Threshold, Target and Superior.


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Executive Incentive Plan                                         Plan Document 2
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      "Performance Measures" shall mean one or more performance goals established by the Committee with respect to each award of Performance Units.

      "Performance Period" shall mean, with respect to each award of Performance Units, the three-year period beginning on the date such award is granted or such other period as may be established by the Committee at the time of grant.

      "Performance Unit" shall mean a performance unit award granted under the Plan, including a Limited Award described in Section 3.

      "Post-Performance Period" shall have the meaning set forth in Section
      7(b).

      "Retirement" shall mean retirement pursuant to the terms of the MasterCard Accumulation Plan.

      "Twelve-Month Cycle" shall mean any twelve-month period ending with an anniversary date of the date of a grant of a Performance Unit award that occurs on or before the end of the Vesting Period with respect to that award.

      "Unit Value" shall be the value of a Performance Unit as determined in accordance with Section 5.

      "Vesting Period" shall mean, with respect to each grant of Performance Units, the period, as set forth in the certificate or written agreement provided to the Participant with respect to the grant, beginning on the date of grant and ending with the date the award is 100 percent vested.

3.    ELIGIBILITY

      Employees who are designated Senior Vice President or higher are eligible for participation in any Performance Period provided they have achieved the minimum performance evaluation rating required for participation as determined by the Committee and have been designated to the appropriate level by March 31 of the calendar year. In addition, the Committee and/or the Chief Executive Officer may designate any other employee as eligible to participate in the Plan.

4.    PERFORMANCE UNIT AWARDS

      (a) Subject to the provisions of this Plan, each Performance Unit award shall be determined by the CEO with approval by the Committee and evidenced by a certificate or written agreement provided to each Participant. Subject to Sections 6 and 7 of the Plan, each Performance Unit grant shall entitle a Participant to receive a cash payment equal to the Unit Value of such


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Executive Incentive Plan                                         Plan Document 3
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            Performance Unit. Unit Value shall be determined in accordance with
            Section 5.

      (b) The Committee shall specify the terms and conditions of each award of Performance Units, including the applicable vesting schedule, Performance Period, Performance Measures and Performance Levels. The Committee may condition the grant of a new award on the surrender of an outstanding award. Any such new award shall be subject to the terms and conditions specified by the Committee at the time the new award is granted, in accordance with the provisions of the Plan and without regard to the terms of the surrendered award.

5.    UNIT VALUE

      (a) Unless otherwise provided by the Committee at the time of grant, the Unit Value of a Performance Unit shall be determined based upon the achievement of Performance Levels as of the Determination Date as follows.

            PERFORMANCE LEVEL                        UNIT VALUE
            -----------------                        ----------
            Below Threshold                             $  0
            Threshold                                   $ 50
            Target                                      $100
            Superior                                    $200

            Determinations as to the achievement of Performance Levels shall be made by the Committee in its sole discretion. The Committee will determine the Unit Value based on interpolation in the event that performance between threshold and target or target and superior is achieved.

      (b) The Committee shall determine the Performance Level achieved for a Performance Period during the 60 day period following the Determination Date. Except as otherwise provided by the Committee, the Determination Date shall be the last day of the Performance Period to which a Performance Unit relates; provided that, if a Participant terminates employment prior to the end of the Performance Period, the Determination Date with respect to any Performance Units relating to such Performance Period (provided such Performance Units have not been forfeited pursuant to Section 6 by reason of such termination) shall be deemed to be the last day of employment and the Performance Level achieved with respect to any such Performance Units shall be deemed to be Target.

6.    VESTING


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Executive Incentive Plan                                         Plan Document 4
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      (a)   Each Performance Unit shall vest subject to such terms and conditions as the Committee may, in its sole discretion, determine; provided that, unless otherwise provided by the Committee at the time of award, Performance Units which relate to a three-year Performance Period shall vest in annual increments according to the following schedule if the Participant completes 1,000 hours of service and is employed by the Company on the last day of the respective Twelve-Month Cycle:

                TWELVE-MONTH
                CYCLE ENDING
              ON THE FOLLOWING
               ANNIVERSARY OF                      % OF PERFORMANCE
              THE DATE OF GRANT                      UNITS VESTED
              -----------------                      ------------
               1st Anniversary                          26 2/3%
               2nd Anniversary                          26 2/3%
               3rd Anniversary                          26 2/3%
               4th Anniversary                               0%
               5th Anniversary                              20%

      (b) Except as otherwise determined by the Committee or as provided below, unvested Performance Units relating to the Twelve-Month Cycle in which a Participant terminates employment with the Company, and subsequent Twelve-Month Cycles during the Vesting Period for the award, shall be forfeited upon termination of employment.

      (c) Notwithstanding the foregoing, if a Participant ceases to be employed during a Twelve-Month Cycle, but is rehired during a subsequent Twelve-Month Cycle in the Vesting Period for the same award of Performance Units, the Participant shall be eligible to vest in the Performance Units under that award that relate to the Twelve-Month Cycle of rehiring and subsequent Twelve-Month Cycles if the Participant otherwise meets the terms and conditions specified in the award and completes 1,000 hours of service in and is employed by the Company on the last day of the Twelve-Month Cycle; provided, however, that, in order to vest in the Performance Units relating to the final Twelve-Month Cycle in the Vesting Period, the Participant must be employed on the first and last day of that final Twelve-Month Cycle and have completed 1,000 hours of service during that final Twelve-Month Cycle.

      (d) Notwithstanding the foregoing, upon a Participant's termination of employment due to death or Disability, all of the Participant's Performance Units shall immediately vest and none shall be forfeited.


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Executive Incentive Plan                                         Plan Document 5
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      (e)   Notwithstanding the foregoing, upon a Participant's termination of employment due to Retirement, all of the Participant's Performance Units (with the exception of any Performance Units granted with no vesting until the end of the Performance Period) shall immediately vest and none shall be forfeited, as long as Participant has at least six months of service in the Performance Period. The Committee shall retain the discretion to allow in particular cases immediate vesting under this Section 6(e) to a Participant holding Performance Units that have no vesting until the end of the Performance Period.

      (f) Notwithstanding the foregoing, upon a Participant's termination of employment for Cause, all vested but unpaid Performance Units held by the Participant shall be forfeited in full, without any right to payment from the Company. The Committee in its sole discretion shall determine whether a termination was for "Cause".

      (g) Notwithstanding the foregoing, upon a Participant's voluntary termination other than by reason of Disability, all vested but unpaid Performance Units held by a Participant who violates the noncompetition provisions set forth in Section 7(c) below, shall be forfeited in full.

      (h) In the event of a change in control, key executives defined in the MasterCard Change of Control policy or who are parties to a "Change-in-Control" agreement with the Company shall be eligible for 100% vesting in all unvested awards.

7.    PAYMENT

      (a) Except as otherwise determined by the Committee at the time of grant of a Performance Unit, or as otherwise elected by the Participant pursuant to Section 7(d) below, within 60 days of the determination of the Unit Value in accordance with Section 5, Participant shall receive a cash payment in respect of each vested Performance Unit equal to such Unit Value for the completed Performance Period.

      (b) Except as otherwise determined by the Committee at the time of grant of a Performance Unit, or as otherwise elected by the Participant pursuant to Section 7(d) below, (i) if Participant remains in the continuous employment of the Company through the portion of the Vesting Period that extends beyond the Performance Period (the "Post-Performance Period") or (ii) if a Participant terminates employment due to death, Disability or Retirement during the Post-Performance Period, the Participant shall receive, within 60 days of the end of the Vesting Period, or termination, as the case may be, an additional cash payment in respect


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Executive Incentive Plan                                         Plan Document 6
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            of each Performance Unit which has not yet been paid pursuant to paragraph (a) above equal to the Unit Value.

      (c) In the event a Participant voluntarily terminates employment other than by reason of Disability, no payment otherwise due under Section 7(a) or (b) above shall be made before 120 days after such voluntary termination. In the event that, during the 120 days following such voluntary termination, the Participant directly or indirectly engages or invests in any business or activity that is directly or indirectly in competition with any business or activity engaged in by the Company, including, but not limited to, any credit, charge, chip, or debit card business or processor, the Participant's Performance Units shall not be paid and, pursuant to Section 6(g) above, shall be forfeited in full. For purposes of the preceding sentence, the Participant shall be deemed to be engaged in any business which any person for whom he shall perform services is engaged. Notwithstanding the foregoing, nothing herein shall prohibit the Participant from having a beneficial ownership interest of less than 3% of the outstanding amount of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on a national securities exchange or quoted on an inter-dealer quotation system. The Participant shall not be treated as engaged or invested in any business in competition with that of the Company if the Participant performs services or engages in business or activities for a MasterCard member, provided that the MasterCard member is not a party to a brand dedication agreement with VISA USA, VISA International, American Express, JCB, Discover, Diners Club, Carte Blanche or any other competitor of the Company, the term of which is two years or more.

      (d) Payments of Performance Units under Sections 7(a) and 7(b) above are eligible for deferral under the terms and conditions of the MasterCard International Incorporated Deferral Plan, as amended from time to time. In the event a Participant who has made a Deferred Performance Units Election under the MasterCard International Incorporated Deferral Plan voluntarily terminates employment, Sections 6(g) and 7(c) will apply to those payments that, in the absence of the Deferred Performance Units Election, would have been paid in the 120 days following termination.

8.    TERM

      The Plan shall be effective as of January 1999. Amendments to the Plan generally shall be effective on their adoption. Section 6(g) and Section 7(c), as added to the Plan effective July 9, 2001, shall apply to Performance Units awarded beginning January 1, 2002. The amendments to the Plan made effective as of December 12,


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Executive Incentive Plan                                         Plan Document 7
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      2001, shall apply to all Performance Units awarded in 2001 as well as to
      Performance Units awarded thereafter.

9.    ADMINISTRATION

      (a) The Committee shall determine, in its sole discretion, any question arising in connection with the interpretation or application of the provisions of the Plan and its decisions or actions in respect thereof shall be conclusive and binding upon any and all Participants and their beneficiaries, successors and assigns, and all other persons. All resolutions or actions taken by the Committee shall be by affirmative vote or action of a majority of the members of the Committee.

      (b) The Committee may delegate to one or more officers or managers of the Company, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to take any actions the Committee has the authority to take under the Plan.

      (c) Members of the Committee or its delegates shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability with respect to the Plan except for their own gross negligence or willful misconduct in the performance of their duties. The Company shall defend, indemnify and hold harmless each member of the Committee or its delegates against any and all claims, liabilities and costs (including attorney fees) arising in connection with their administration of the Plan except for such member's own gross negligence or willful misconduct.

10.   GENERAL PROVISIONS

      (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company, or shall affect the right of the Company to terminate the employment or other service of any person at any time with or without cause.

      (b) The grant of Performance Units shall not confer upon a Participant any of the rights of a stockholder of the Company, and no shares of stock shall be issued pursuant to Performance Units. The rights of a Participant under the Plan shall be no greater than the rights of a general unsecured creditor of the Company.

      (c) In the event a Participant is employed or resides in a country with laws that prescribe certain requirements for long-term incentives to qualify for advantageous tax treatment, the Committee may at its discretion


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Executive Incentive Plan                                         Plan Document 8
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            modify the terms of an award to be made under the Plan and procure assumption of any of the Company's obligations hereunder by an affiliate company, in a manner consistent or inconsistent with the terms of the Plan, for the purpose of qualifying the award under such laws of such country; provided, however, that to the extent possible, the overall terms and conditions of such an award should not be made more favorable to the recipient than would be permitted if the award had been granted under this Plan as herein set forth.

      (d) Participants shall be solely responsible for the payment of any taxes due in connection with the Plan; provided, however, that the Company shall make such provisions as it may deem appropriate for the withholding of any taxes which the Company determines it is required to withhold in connection with any award under the Plan.

      (e) By accepting any benefits under the Plan, each Participant, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees and the Committee.

      (f) The validity, construction, interpretation and administration of the Plan and any awards under the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest herein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of New York (determined without regard to its conflict of laws provisions).

      (g) This Plan shall be binding upon and inure to the benefit of the Company, its affiliated companies and their successors or assigns, and all Participants and their beneficiaries, successors, and assigns and all other persons claiming under or through any of them.

      (h) The value of Performance Unit awards shall not be treated as compensation and/or salary for purposes of calculating a Participant's benefits under any of the Company's other benefit plans, policies or programs.

      (i) The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

11.   AMENDMENT AND TERMINATION


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Executive Incentive Plan                                         Plan Document 9
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      This Plan may be amended or terminated by the Board at any time, for any reason and in any respect; provided, however, that no such amendment or termination of this Plan shall affect adversely any award of Performance Units theretofore granted without the written consent of the holder thereof. Notwithstanding the foregoing:

      (a) The methodology for determining Performance Units and Unit Value may be changed, on a prospective basis, at any time. Unless changed, the methodology for determining Performance Units to be granted shall be as follows: The number of Performance Units granted is calculated so that the Unit Value at Target shall equal a specified percentage of the Participant's current salary, plus a growth factor to compensate for the fact that the Unit Value will not be paid until after the Determination Date and/or the Post-Performance Period. Once the Committee has determined the percentage of salary that the Unit Value at Target is intended to equal, the Committee will determine the number of Performance Units that must be granted in the award in order for Target performance to result in Unit Values equal to that percentage of salary. The Committee will then apply to that base number of Performance Units a growth factor (or different factors for different proportions of the base number of Performance Units), based on either the 3-year or 5-year Treasury Strip or Treasury Note rates, to reflect the fact that the Unit Value will not be paid until after the Determination Date and/or the Post-Performance Period. The Performance Units awarded shall equal the base number of Performance Units multiplied by the growth factor or factors selected, rounded to the nearest 25. The growth factor or factors used, whether based on the 3-year or 5-year Treasury Strip or Note rates, or a combination thereof, will be in the sole discretion of the Committee, but will be used consistently for all grants of Performance Units in a Performance Period.

      (b) Upon termination of the Plan, the Board may provide for the immediate termination of all outstanding Performance Units in exchange for a cash payment equal to the then value of the Performance Units that are outstanding and vested (pursuant to Section 6) at the time of termination.


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Executive Incentive Plan                                        Plan Document 10